UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

119 Fourth Avenue

Needham, Massachusetts 02494-2725

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 5.01 Changes in Control of Registrant.

On March 7, 2008, AVANT Immunotherapeutics, Inc. (“AVANT”) announced it had closed the merger pursuant to the Agreement and Plan of Merger dated October 19, 2007 (the “Merger Agreement”) by and among AVANT, Callisto Merger Corporation (“Merger Sub”), a wholly owned subsidiary of AVANT, and Celldex Therapeutics, Inc. (“Celldex”). Pursuant to the terms of the merger agreement, Merger Sub merged with and into Celldex, with Celldex as the surviving company and a wholly-owned subsidiary of AVANT. The total value of the transaction is approximately $75 million. Approximately 104.8 million shares (on a pre-split basis) are being issued to the former Celldex shareholders in connection with the merger.

Celldex shareholders will receive approximately 4.96 shares of AVANT common stock in exchange for each share of Celldex common stock and Class A common stock they own. AVANT stockholders will retain 42% of, and the former Celldex stockholders will own 58% of, the outstanding shares of AVANT’s common stock on a fully-diluted basis. AVANT will also assume all of Celldex’s stock options outstanding at the time of the merger.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 29, 2008, AVANT received notice from the Listing Qualifications Department of The NASDAQ Stock Market indicating that AVANT has been approved to list its common stock on The NASDAQ Global Market. AVANT’s common stock began trading on The NASDAQ Global Market, and ceased trading on The NASDAQ Capital Market, at the opening of business on March 10, 2008.

Item 3.03. Material Modification to Rights of Security Holders

In connection with the closing of the merger, AVANT and Computershare Trust Company, N.A, as Rights Agent, entered into Amendment No. 2 to the Rights Agreement, dated as of March 7, 2008 (the “Rights Amendment”). The Amendment provides that: (i) the definition of Grandfathered Percentage shall include the percentage of post-merger ownership of AVANT’s common shares plus an additional 1/2 percent beneficially owned by Medarex, Inc. and Lorantis Holdings Limited respectively as of immediately following the effective time of the merger and (ii) the definition of Grandfathered Person shall include Medarex, Inc. and Lorantis Holdings Limited.

The foregoing description of the Rights Amendment is qualified in its entirety by reference to such Rights Amendment, which was filed as Exhibit 10.1 to the Form 8-A/A filed by AVANT with the Securities and Exchange Commission on March 7, 2008, and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Pursuant to the terms of the Merger Agreement, and as stated in the proxy statement/prospectus set forth in a registration statement on Form S-4 as filed with the Securities and Exchange Commission on December 21, 2007, as amended (the “Proxy Statement”), all options to purchase Celldex common stock outstanding at the effective time of the merger granted under the Celldex’s 2005 Equity Incentive Plan

(the “Celldex Plan”) have been assumed by AVANT and the following individuals have been elected to the Board of Directors of AVANT (the “Board”) as of March 7, 2008:

Charles Schaler, who will be Chairman of the Board, has been named chair of the Compensation Committee and has been named to the Nominating and Corporate Governance Committee of the Board. Mr. Schaller had options granted under the Celldex Plan which were outstanding at the effective time of the merger and have been assumed by AVANT representing options for 14,882 AVANT shares on a post-split-as-converted basis;

George Elston has been named to the Audit Committee of the Board. Mr. Elston had options granted under the Celldex Plan which were outstanding at the effective time of the merger and have been assumed by AVANT representing options for 17,879 AVANT shares on a post-split-as-converted basis;

Herbert Conrad has been named chair of the Nominating and Corporate Governance Committee. Mr. Conrad had options granted under the Celldex Plan which were outstanding at the effective time of the merger and have been assumed by AVANT representing options for 17,879 AVANT shares on a post-split-as-converted basis; and

Dr. Rajesh B. Parekh has been named to the Compensation Committee. Dr. Parekh had options granted under the Celldex Plan which were outstanding at the effective time of the merger and have been assumed by AVANT representing options for 17,879 AVANT shares on a post-split-as-converted basis.

Officer — Anthony S. Marucci

Pursuant to the terms of the Merger Agreement, and as stated in the Proxy Statement, as of March 7, 2008 the Board appointed Anthony S. Marucci as the Executive Vice President, Corporate Development of AVANT. Information concerning Mr. Marucci, including the positions he holds with AVANT and its subsidiaries and his business experience during the past five years, is included in the Proxy Statement, and such information is incorporated by reference herein. Mr. Marucci, age 45, is employed pursuant to an employment agreement with Celldex. In addition, Mr. Marucci had options granted under the Celldex Plan which were outstanding at the effective time of the merger and have been assumed by AVANT representing options for 254,243 AVANT shares on a post-split-as-converted basis. Mr. Marucci’s employment agreement provides him with certain benefits in the event he is terminated without cause, Mr. Marucci terminates employment with good reason, or Mr. Marucci terminates his employment within one year following the consummation of the merger. Information concerning Mr. Marucci’s employment agreement is included in the Proxy Statement under the heading “Celldex’s Compensation Discussion and Analysis,” subheading “Potential Payments Upon Termination of Employment or Change in Control,” and such information is incorporated by reference herein.

Item 8.01 Other Events.

Shareholder Meeting

At the special meeting of AVANT shareholders held on March 6, 2008 in connection with the merger, shareholders approved four proposals: (i) the issuance of shares of AVANT common stock pursuant to the merger agreement in the amount necessary to result in the Celldex stockholders owning 58% of AVANT common stock on a fully diluted basis, (ii) an amendment to AVANT’s Third Restated Certificate of Incorporation to increase the number of authorized shares to 300,000,000, (iii) an amendment to AVANT’s Third Restated Certificate of Incorporation to effect a reverse stock split in a ratio ranging from one-for-twelve to one-for-twenty of all issued and outstanding shares of AVANT common stock, the final ratio to be determined within the discretion of the Board and (iv) adoption of the 2008 stock option and incentive plan.

Reverse Stock Split

The Board has approved a 1-for-12 reverse stock split of AVANT’s common stock, which became effective as of March 7, 2008. As a result of the reverse stock split, each twelve shares of AVANT common stock will be combined and reclassified into one share of AVANT common stock and the total number of shares outstanding will be reduced from approximately 180 million shares (including the shares issued to Celldex shareholders in connection with the merger) to approximately 14 million shares.

The AVANT common stock will trade under the symbol “AVAND” for 20 trading days beginning on March 10, 2008 to designate that it is trading on a post-reverse split basis, and will resume trading under the symbol “AVAN” after the 20-day period has expired.

Press Release

On March 7, 2008 AVANT issued a press release announcing the completed merger with Celldex, the 1-12 reverse stock split, and the results of the shareholder meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

                (d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT Immunotherapeutics, Inc.
3.2	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of AVANT Immunotherapeutics, Inc.
99.1	AVANT Immunotherapeutics, Inc. Press Release, dated March 7, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Dated: March 11, 2008	By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer